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                                                                    Exhibit 1(j)

                                  ARMADA FUNDS
                        (A MASSACHUSETTS BUSINESS TRUST)

                     CERTIFICATE OF CLASSIFICATION OF SHARES


            I, W. Bruce McConnel, III, do hereby certify as follows:

            (1) That I am the duly elected Secretary of Armada Funds (the "Trust");

            (2) That in such capacity I have examined the records of actions taken by the Board of Trustees of the Trust;

            (3) That the Board of Trustees of the Trust duly adopted the following resolutions at a Regular Meeting of the Board of Trustees held on September 17, 1997:

CREATION OF NEW SERIES OF B SHARES.
-----------------------------------

         CREATION OF SPECIAL SERIES 2 WITHIN CERTAIN CLASSES OF SHARES.
         --------------------------------------------------------------

                  RESOLVED, that the Board determines that the proposal to offer a series of B Shares representing interests in each of the Money Market Fund, Tax Exempt Fund, Equity Growth Fund, Equity Income Fund, Mid Cap Regional Fund, Total Return Advantage Fund, Fixed Income Fund, Enhanced Income Fund, GNMA Fund, Intermediate Government Fund, Pennsylvania Municipal Fund, Ohio Tax Exempt Fund, Real Return Advantage Fund, International Equity Fund, Core Equity Fund, Small Cap Growth Fund, Equity Index Fund and National Tax Exempt Fund is in the best interest of the Trust and its shareholders and that such proposal is approved;

                  FURTHER RESOLVED, that pursuant to Section 5.1 of the Trust's Declaration of Trust, an unlimited number of authorized, unissued and unclassified shares of beneficial interest in the Trust (no par value) be, and hereby are, classified and designated as Class A-Special Series 2, Class D-Special Series 2, Class H-Special Series 2, Class I-Special Series 2, Class K-Special Series 2, Class L-Special Series 2, Class M-Special Series 2, Class N-Special Series 2, Class O-Special Series 2, Class P-Special Series 2, Class R-Special Series 2, Class S-Special Series 2, Class T-Special Series 2, Class U-Special Series 2, Class V-Special Series 2, Class W-Special Series 2, Class X-Special Series 2 and Class Y-Special Series 2 shares of beneficial interest (each, "Special Series 2");
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                  FURTHER RESOLVED, that all consideration received by the Trust for the issue or sale of all Class (Institutional) shares, Special Series 1 (Retail) shares and Special Series 2 (B) shares with the same alphabetical designation, irrespective of class designation (collectively, a "Class Group") shall be invested and reinvested with the consideration received by the Trust for the issue and sale of all other shares of that Class Group together with all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and any general assets of the Trust allocated to shares of that Class Group or such other shares by the Board of Trustees in accordance with the Trust's Declaration of Trust; and each series included in each Class Group shall share on the basis of relative net asset values with such other series of shares in such Class Group in such consideration and other assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds in whatever form;

                  FURTHER RESOLVED, that each share of each series included in each Class Group shall be charged in proportion to its net asset value with each other share of that Class Group, irrespective of series designation, with the expenses and liabilities of the Trust in respect of that Class Group and in respect of any general expenses and liabilities of the Trust allocated to such Class Group by the Board of Trustees in accordance with the Declaration of Trust, except that to the extent permitted by rule or order of the Securities and Exchange Commission and as may be from time to time determined by the Board of
         Trustees:

                  only the Class A-Special Series 1, Class D-Special
                  Series 1, Class H-Special Series 1, Class I-Special
                  Series 1, Class K-Special Series 1, Class L-Special
                  Series 1, Class M-Special Series 1, Class N-Special
                  Series 1, Class O-Special Series 1, Class P-Special
                  Series 1, Class R-Special Series 1, Class S-Special
                  Series 1, Class T-Special Series 1, Class U-Special
                  Series 1, Class V-Special Series 1, Class W-Special
                  Series 1, Class X-Special Series 1 and Class Y-Special
                  Series 1 shares shall bear: (1) the expenses and liabilities of payments to institutions under any agreements entered into by or on behalf of the Trust which provide for services by the institutions exclusively for their customers who beneficially own such shares; (2) the expenses and liabilities arising from transfer agency services that are directly attributable to such shares; and (3) such other expenses and liabilities as the Board of Trustees may from time to time determine are directly attributable



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                  to such shares and which should therefore be borne solely by such shares;

                  only the Special Series 2 shares of each Class Group shall bear: (1) the expenses and liabilities of payments to institutions under any agreements entered into by or on behalf of the Trust which provide for services by the institutions exclusively for their customers who beneficially own such shares; (2) the expenses and liabilities arising from transfer agency services that are directly attributable to such shares;
                  (3) the expenses and liabilities of distribution fees payable under the Trust's Distribution and Shareholder Services Plan for Special Series 2 shares; and (4) such other expenses and liabilities as the Board of Trustees may from time to time determine are directly attributable to such shares and which should therefore be borne solely by such shares; and

                  only the Class A, Class D, Class H, Class I, Class K, Class L, Class M, Class N, Class O, Class P, Class R, Class S, Class T, Class U, Class V, Class W, Class X and Class Y shares shall bear: (1) the expenses and liabilities arising from transfer agency services that are directly attributable to such shares; and (2) such other expenses and liabilities as the Board of Trustees may from time to time determine are directly attributable to such shares and which should therefore be borne solely by such shares;

                  FURTHER RESOLVED, that, except as otherwise provided by these resolutions, each share of a Class Group shall have all the preferences, conversion and other rights, voting powers, restrictions, limitations, qualifications and terms and conditions of redemption as set forth in the Declaration of Trust and shall also have the same preferences, conversion and other rights, voting powers, restrictions, limitations, qualifications and terms and conditions of redemption as each other share of the particular Class Group, except to the extent permitted by rule or order of the Securities and Exchange Commission:

                           (A) on any matter that pertains to the agreements or
                  expenses and liabilities described in clause (1) of paragraph
                  (a) or (b) of the immediately preceding resolution (or to any plan or other document adopted by the Trust relating to said agreements, expenses or liabilities); and

                           (B) on any matter that pertains to the expenses and
                  liabilities of distribution fees described in clause (3) of paragraph (b) of the immediately preceding resolution (or to any plan or other document


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                  adopted by the Trust relating to such distribution fees,
                  expenses or liabilities);

         and in the case of clause (A) or (B) immediately above is submitted to a vote of shareholders of the Trust, only shares of Special Series 1 or Special Series 2 of that Class Group, respectively, shall be entitled to vote, except that:
                  (i) if said matter affects shares of beneficial interest in the Trust other than shares of that Special Series 1 or Special Series 2, as the case may be, such other affected shares of beneficial interest in the Trust shall also be entitled to vote, and in such case the shares of that Special Series 1 or Special Series 2 shall be voted in the aggregate together with such other affected shares and not by class or series except where otherwise required by law or permitted by the Board of Trustees of the Trust; and

                  (ii) if said matter does not affect the shares of that Special Series 1 or Special Series 2, respectively, said shares shall not be entitled to vote (except where otherwise required by law or permitted by the Board of Trustees) even though the matter is submitted to a vote of the holders of shares of beneficial interest in the Trust other than shares of Special Series 1 or Special Series 2.

         IDENTIFICATION OF SHARES WITH FUNDS
         -----------------------------------

                  RESOLVED, that the Trust's classes or series of shares shall represent interests in the investment fund of the Trust as follows:

         Class of Shares                       Investment Fund
         ---------------                       ---------------

         Class H-Special Series 2              Equity Growth Fund

         Class I-Special Series 2              Fixed Income Fund

         Class K-Special Series 2              Ohio Tax Exempt Fund

         Class L-Special Series 2              National Tax Exempt Fund

         Class M-Special Series 2              Equity Income Fund

         Class N-Special Series 2              Mid Cap Regional Fund

         Class O-Special Series 2              Enhanced Income Fund

         Class P-Special Series 2              Total Return Advantage Fund

         Class R-Special Series 2              Intermediate Government Fund



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         Class S-Special Series 2              GNMA Fund

         Class T-Special Series 2              Pennsylvania Municipal Fund

         Class U-Special Series 2              International Equity Fund

         Class V-Special Series 2              Equity Index Fund

         Class W-Special Series 2              Core Equity Fund

         Class X-Special Series 2              Small Cap Growth Fund

         Class Y-Special Series 2              Real Return Advantage Fund

         Class A-Special Series 2              Money Market Fund

         Class D-Special Series 2              Tax Exempt Fund


         AUTHORIZATION OF ISSUANCE OF SHARES TO INVESTORS
         ------------------------------------------------

              RESOLVED, that the appropriate officers of the Trust be, and each of them hereby is, authorized, at any time after the effective date and time of Post-Effective Amendment No. 38 to the Trust's Registration Statement relating to the B Shares of the above-referenced Funds to issue and redeem from time to time shares of each of the above-referenced Special Series 2 representing interests in the above-referenced Funds, in accordance with the Registration Statement under the Securities Act of 1933, as the same may from time to time be amended, and the requirements of the Trust's Declaration of Trust and applicable law, and that such shares, when issued for the consideration described in such amended Registration Statement, shall be validly issued, fully paid and non-assessable by the Trust.


         IMPLEMENTATION OF RESOLUTIONS
         -----------------------------

                  RESOLVED, that the officers of the Trust be, and each of them hereby is, authorized and empowered to execute, seal, and deliver any and all documents, instruments, papers and writings, including but not limited to, any instrument to be filed with the State Secretary of the Commonwealth of Massachusetts or the Boston City Clerk, and to do any and all other acts, including but not limited to, changing the foregoing resolutions upon advice of Trust counsel prior to filing said any and all documents, instruments, papers, and writings, in the name of the Trust and on its behalf, as may be necessary or desirable in connection with or in furtherance of the foregoing resolutions, such determination



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                  to be conclusively evidenced by said officers taking any such actions.

                  (4) That the foregoing resolutions remain in full force and effect as of the date hereof.



                                                /s/ W. Bruce McConnel, III
                                                --------------------------------
                                                W. Bruce McConnel, III



Dated:  December 23, 1997


Subscribed and sworn to before
me this 23rd day of December, 1997.


/s/ Georgeanna Griffith
---------------------------------
       [Notary Seal]


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